EXHIBIT 1.01

AMERICAN OUTDOOR BRANDS CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD

JANUARY 1, 2017 TO DECEMBER 31, 2017

INTRODUCTION

This Conflict Minerals Report for AMERICAN OUTDOOR BRANDS CORPORATION (“AOBC,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2017 to December 31, 2017, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

American Outdoor Brands Corporation is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun and long gun products sold under the Smith & Wesson®, M&P®, and Thompson/Center Arms™, and Gemtech® brands as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories provides shooting, hunting, and outdoor accessories, including reloading, gunsmithing, and gun cleaning supplies, tree saws, vault accessories, knives, laser sighting systems, tactical lighting products, and survival and camping equipment. Brands in Outdoor Products & Accessories include Smith & Wesson®, M&P®, Thompson/Center Arms™, Crimson Trace®, Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, Golden Rod® Moisture Control, Schrade®, Old Timer®, Uncle Henry®, Imperial® and UST™.

A copy of the Company’s Conflict Mineral Policy is available on our website at www.aob.com/conflictmineralsreport .

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2017 to December 31, 2017 in accordance with the Rule, the instructions to Form SD, and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, AOBC undertook due diligence to determine the source of origin of any necessary conflict minerals used in products it manufactures or contracts to manufacture. In conducting its due diligence, AOBC implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Second Edition OECD 2013) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. The Company does not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;

2.	establish management systems for supply chain due diligence and reporting compliance;

3.	identify and assess conflict minerals content in our supply chain;

4.	identify and mitigate any risk for potential non-compliance with the Rule; and

5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Our due diligence measures for the reporting period January 1, 2017 to December 31, 2017 included the following activities:

1.

We updated our product taxonomy for the products that were subject to reporting in the 2017 reporting period, and reviewed additions with company product managers, engineers, metallurgists and supply chain personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.

We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin, and (iv)its mine of origin.

3.

We leveraged the due diligence conducted on smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and its Responsible Minerals Assurance Process (the “RMAP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the RMAP. The RMAP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries. A list of smelters identified to date, and associated information, is provided hereto as Attachment A.

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of the Company’s products, AOBC has been unable to identify all smelters, refiners in its supply chain and the ultimate source of origin of such minerals. The Company is continuing its efforts to identify and mitigate risks in its supply chain and to obtain complete information from its upstream suppliers. The Company’s efforts are necessarily dependent upon the willingness of its supply chain participants to cooperate and assist in this endeavor and there can be no guarantee that the Company will be able to obtain adequate and reliable information upon which to base its analysis.

Attachment A

SMELTER DETAILS

Smelter Name	Smelter Country	3TG

Advanced Chemical Company	UNITED STATES OF AMERICA	Gold

Aida Chemical Industries Co., Ltd.	JAPAN	Gold

Al Etihad Gold LLC	UNITED ARAB EMIRATES	Gold

Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Gold

Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold

AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Gold

Argor-Heraeus S.A.	SWITZERLAND	Gold

Asahi Pretec Corp.	JAPAN	Gold

Asahi Refining Canada Ltd.	CANADA	Gold

Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold

Asaka Riken Co., Ltd.	JAPAN	Gold

Aurubis AG	GERMANY	Gold

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold

Boliden AB	SWEDEN	Gold

C. Hafner GmbH + Co. KG	GERMANY	Gold

CCR Refinery – Glencore Canada Corporation	CANADA	Gold

Chimet S.p.A.	ITALY	Gold

Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Gold

DODUCO GmbH	GERMANY	Gold

Dowa	JAPAN	Gold

DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Gold

Eco-System Recycling Co., Ltd.	JAPAN	Gold

Emirates Gold DMCC	UNITED ARAB EMIRATES	Gold

Geib Refining Corporation	UNITED STATES OF AMERICA	Gold

Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Gold

Heimerle + Meule GmbH	GERMANY	Gold

Heraeus Metals Hong Kong Ltd.	CHINA	Gold

Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Gold

Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold

Istanbul Gold Refinery	TURKEY	Gold

Japan Mint	JAPAN	Gold

Jiangxi Copper Co., Ltd.	CHINA	Gold

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Gold

Smelter Name	Smelter Country	3TG

JSC Uralelectromed	RUSSIAN FEDERATION	Gold

JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold

Kazzinc	KAZAKHSTAN	Gold

Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Gold

Kojima Chemicals Co., Ltd.	JAPAN	Gold

Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Gold

Kyrgyzaltyn JSC	KYRGYZSTAN	Gold

LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Gold

Materion	UNITED STATES OF AMERICA	Gold

Matsuda Sangyo Co., Ltd.	JAPAN	Gold

Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold

Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold

Metalor Technologies (Suzhou) Ltd.	CHINA	Gold

Metalor Technologies S.A.	SWITZERLAND	Gold

Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Gold

Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Gold

Mitsubishi Materials Corporation	JAPAN	Gold

Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold

MMTC-PAMP India Pvt., Ltd.	INDIA	Gold

Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Gold

Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Gold

Nihon Material Co., Ltd.	JAPAN	Gold

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold

Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Gold

OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold

PAMP S.A.	SWITZERLAND	Gold

Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Gold

PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold

PX Précinox S.A.	SWITZERLAND	Gold

Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold

Republic Metals Corporation	UNITED STATES OF AMERICA	Gold

Royal Canadian Mint	CANADA	Gold

SAAMP	FRANCE	Gold

Samduck Precious Metals	KOREA, REPUBLIC OF	Gold

SAXONIA Edelmetalle GmbH	GERMANY	Gold

Schone Edelmetaal B.V.	NETHERLANDS	Gold

SEMPSA Joyería Platería S.A.	SPAIN	Gold

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold

Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold

Smelter Name	Smelter Country	3TG

Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Gold

SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Gold

Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Gold

Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold

T.C.A S.p.A	ITALY	Gold

Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold

The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Gold

Tokuriki Honten Co., Ltd.	JAPAN	Gold

Torecom	KOREA, REPUBLIC OF	Gold

Umicore Brasil Ltda.	BRAZIL	Gold

Umicore Precious Metals Thailand	THAILAND	Gold

Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold

United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Gold

Valcambi S.A.	SWITZERLAND	Gold

Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Gold

WIELAND Edelmetalle GmbH	GERMANY	Gold

Yamakin Co., Ltd.	JAPAN	Gold

Yokohama Metal Co., Ltd.	JAPAN	Gold

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold

Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum

Conghua Tantalum and Niobium Smeltry	CHINA	Tantalum

D Block Metals, LLC	UNITED STATES OF AMERICA	Tantalum

Duoluoshan	CHINA	Tantalum

Exotech Inc.	UNITED STATES OF AMERICA	Tantalum

F&X Electro-Materials Ltd.	CHINA	Tantalum

FIR Metals & Resource Ltd.	CHINA	Tantalum

Global Advanced Metals Aizu	JAPAN	Tantalum

Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Tantalum

Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Tantalum

Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Tantalum

H.C. Starck Co., Ltd.	THAILAND	Tantalum

H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum

H.C. Starck Inc.	UNITED STATES OF AMERICA	Tantalum

H.C. Starck Ltd.	JAPAN	Tantalum

H.C. Starck Tantalum and Niobium GmbH	GERMANY	Tantalum

Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum

Hunan Nonferrous Metals Holding Group Co., Ltd.	CHINA	Tantalum

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum

Smelter Name	Smelter Country	3TG

Jiangxi Tuohong New Raw Material	CHINA	Tantalum

JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum

Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum

KEMET Blue Metals	MEXICO	Tantalum

KEMET Blue Powder	UNITED STATES OF AMERICA	Tantalum

King-Tan Tantalum Industry Ltd.	CHINA	Tantalum

LSM Brasil S.A.	BRAZIL	Tantalum

Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum

Mineracao Taboca S.A.	BRAZIL	Tantalum

Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum

Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum

NPM Silmet AS	ESTONIA	Tantalum

Plansee SE Liezen	AUSTRIA	Tantalum

Plansee SE Reutte	AUSTRIA	Tantalum

QuantumClean	UNITED STATES OF AMERICA	Tantalum

Resind Industria e Comercio Ltda.	BRAZIL	Tantalum

RFH Tantalum Smeltry Co., Ltd.	CHINA	Tantalum

Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum

Taki Chemical Co., Ltd.	JAPAN	Tantalum

Telex Metals	UNITED STATES OF AMERICA	Tantalum

Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum

XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum

Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Tantalum

Alpha	UNITED STATES OF AMERICA	Tin

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin

China Tin Group Co., Ltd.	CHINA	Tin

CV Ayi Jaya	INDONESIA	Tin

CV Dua Sekawan	INDONESIA	Tin

CV Gita Pesona	INDONESIA	Tin

CV Serumpun Sebalai	INDONESIA	Tin

CV Tiga Sekawan	INDONESIA	Tin

CV United Smelting	INDONESIA	Tin

CV Venus Inti Perkasa	INDONESIA	Tin

Dongguan City Thousand Island Metal Tin Co., Ltd.	CHINA	Tin

Dowa	JAPAN	Tin

EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Tin

Fenix Metals	POLAND	Tin

Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin

Smelter Name	Smelter Country	3TG

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Tin

Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Tin

Guangdong Zhongshi Metal Co., Ltd	CHINA	Tin

He Nan Yu Gang	CHINA	Tin

HuiChang Hill Tin Industry Co., Ltd.	CHINA	Tin

Huichang Jinshunda Tin Co., Ltd.	CHINA	Tin

Jiangyin Juneng Aluminum Company	CHINA	Tin

Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Tin

Jun Hon Ji	CHINA	Tin

Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Tin

Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin

Melt Metais e Ligas S.A.	BRAZIL	Tin

Metallic Resources, Inc.	UNITED STATES OF AMERICA	Tin

Metallo Belgium N.V.	BELGIUM	Tin

Metallo Spain S.L.U.	SPAIN	Tin

Mineração Taboca S.A.	BRAZIL	Tin

Minsur	PERU	Tin

Mitsubishi Materials Corporation	JAPAN	Tin

O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin

O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin

Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Tin

PT Aries Kencana Sejahtera	INDONESIA	Tin

PT Artha Cipta Langgeng	INDONESIA	Tin

PT ATD Makmur Mandiri Jaya	INDONESIA	Tin

PT Babel Inti Perkasa	INDONESIA	Tin

PT Bangka Prima Tin	INDONESIA	Tin

PT Bangka Tin Industry	INDONESIA	Tin

PT Belitung Industri Sejahtera	INDONESIA	Tin

PT Bukit Timah	INDONESIA	Tin

PT Cipta Persada Mulia	INDONESIA	Tin

PT DS Jaya Abadi	INDONESIA	Tin

PT Eunindo Usaha Mandiri	INDONESIA	Tin

PT Inti Stania Prima	INDONESIA	Tin

PT Karimun Mining	INDONESIA	Tin

PT Kijang Jaya Mandiri	INDONESIA	Tin

PT Lautan Harmonis Sejahtera	INDONESIA	Tin

PT Menara Cipta Mulia	INDONESIA	Tin

PT Mitra Stania Prima	INDONESIA	Tin

Smelter Name	Smelter Country	3TG

PT Panca Mega Persada	INDONESIA	Tin

PT Prima Timah Utama	INDONESIA	Tin

PT Refined Bangka Tin	INDONESIA	Tin

PT Sariwiguna Binasentosa	INDONESIA	Tin

PT Stanindo Inti Perkasa	INDONESIA	Tin

PT Sukses Inti Makmur	INDONESIA	Tin

PT Sumber Jaya Indah	INDONESIA	Tin

PT Timah (Persero) Tbk Kundur	INDONESIA	Tin

PT Timah (Persero) Tbk Mentok	INDONESIA	Tin

PT Tinindo Inter Nusa	INDONESIA	Tin

PT Tommy Utama	INDONESIA	Tin

Resind Indústria e Comércio Ltda.	BRAZIL	Tin

Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Tin

Soft Metais Ltda.	BRAZIL	Tin

Thaisarco	THAILAND	Tin

White Solder Metalurgia e Mineração Ltda.	BRAZIL	Tin

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin

Yunnan Tin Co., LTD	CHINA	Tin

Yunnan Tin Company Limited	CHINA	Tin

A.L.M.T. TUNGSTEN Corp.	JAPAN	Tungsten

Asia Tungsten Products Vietnam Ltd.	VIET NAM	Tungsten

Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Tungsten

Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten

Fujian Jinxin Tungsten Co., Ltd.	CHINA	Tungsten

Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten

Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten

Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Tungsten

Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten

H.C. Starck Smelting GmbH & Co.KG	GERMANY	Tungsten

H.C. Starck Tungsten GmbH	GERMANY	Tungsten

Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Tungsten

Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Tungsten

Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten

Japan New Metals Co., Ltd.	JAPAN	Tungsten

Smelter Name	Smelter Country	3TG

Jiangsu Shagang Group Huaigang Special Steel Co., Ltd	CHINA	Tungsten

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten

Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten

Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Tungsten

Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten

Kennametal Fallon	UNITED STATES OF AMERICA	Tungsten

Kennametal Huntsville	UNITED STATES OF AMERICA	Tungsten

Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten

Moliren Ltd.	RUSSIAN FEDERATION	Tungsten

Niagara Refining LLC	UNITED STATES OF AMERICA	Tungsten

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Tungsten

Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Tungsten

Qian’an City Jiujiang Wire Co., Ltd	CHINA	Tungsten

Shanghai Baosteel Group Corporation	CHINA	Tungsten

South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Tungsten

Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Tungsten

Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Tungsten

Wolfram Bergbau und Hütten AG	AUSTRIA	Tungsten

Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Tungsten

Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten

Xiamen Tungsten Co., Ltd.	CHINA	Tungsten

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Tungsten

Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Tungsten